UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2016

Mast Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-32157	84-1318182
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3611 Valley Centre Drive, Suite 500, San Diego, CA		92130
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 552-0866

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On June 8, 2016, Mast Therapeutics, Inc. (the “Company”) issued a press release announcing receipt of a notice of allowance issued by the United States Patent and Trademark Office (“USPTO”) for its patent application entitled, “Poloxamer Composition Free of Long Circulating Material and Methods for Production and Uses Thereof” (Application No. 14/793,670). A copy of the press release is furnished as Exhibit 99.1 hereto.

Item 8.01 Other Events.

In June, the USPTO issued a notice of allowance of the Company’s patent application entitled, “Poloxamer Composition Free of Long Circulating Material and Methods for Production and Uses Thereof” (Application No. 14/793,670).  The notice of allowance concludes substantive examination of the patent application, which is expected to issue as a patent once the issue fee is paid and the USPTO concludes administrative procedures.  Upon issuance, the Company expects the patent will provide key intellectual property protection for its vepoloxamer programs that is expected to expire no earlier than July 2035.  The Company also has filed corresponding patent applications that will allow the Company to seek similar patent protection for vepoloxamer in key markets throughout the world, including Europe and Japan.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The list of exhibits called for by this Item is incorporated by reference to the Exhibit Index immediately following the signature page of this report.

The information set forth under Item 7.01 and in Exhibit 99.1 is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934 and is not to be incorporated by reference into any filing of the registrant, whether made before or after the date hereof, regardless of any general incorporation language in any such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mast Therapeutics, Inc.

Date: June 8, 2016	By:	/s/ Brandi L. Roberts
Brandi L. Roberts
Chief Financial Officer and Senior Vice President

Exhibit Index

Exhibit Number	Description

99.1	Press release dated June 8, 2016